Second Quarter 2024 Earnings Presentation JULY 25, 2024 Exhibit 99.2

1 Forward-Looking Statements Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “intend,” "target,” “outlook,” “project,” “guidance,” “forecast,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation. Exhibit 99.2

2 Second Quarter 2024 Results1 1 All figures shown on an end of period basis unless otherwise noted. Growth / decrease reflects 2Q 2024 results compared to 1Q 2024. 2 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 3 Accruing loans 30-89 days past due + accruing loans 90+ days past due. ▪ GAAP diluted EPS of $0.74 ▪ Adjusted diluted EPS2 of $0.52 ▪ Total quarterly avg. loan growth of $211 million ▪ Total quarterly avg. core customer deposit2 decrease of $240 million ▪ Total quarterly avg. deposit decrease of $638 million ▪ Loans / deposits of 90.6% ▪ Net interest income of $257 million ▪ Net interest margin of 2.75% ▪ Noninterest income of $65 million ▪ Noninterest expense of $196 million ▪ Noninterest expense / avg. assets of 1.92% ▪ Provision for credit losses of $23 million ▪ ACLL / total loans of 1.32% ▪ NCOs / avg. loans (annualized) of 0.29% 2Q 2024 Operating Results $0.74 GAAP Diluted EPS $0.52 Adjusted Diluted EPS2 0.7% Avg. Loan Growth (4) bps Net Interest Margin Decrease (0.9%) Avg. Core Customer Deposit2 Decrease (1.9%) Avg. Deposit Decrease 0.13% Total Delinquencies3 / Total Loans 9.68% CET1 Ratio 7.18% TCE Ratio2 $19.28 Tangible Book Value / Share Exhibit 99.2

3 2Q 2024 EPS Adjustment 1 Tax benefit resulted from a strategic reallocation of our investment securities portfolio. 2 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Our 2Q 2024 GAAP EPS was impacted by a one time tax benefit recognized during the quarter 2Q 2024 GAAP EPS Tax Benefit 2Q 2024 Adjusted EPS2 One time deferred tax benefit of approximately $33 million recognized in 2Q 20241 $0.52 Exhibit 99.2

Phase 1 Strategic Plan: Foundational to Growth

Launched in 2021, Phase 1 of our strategic plan established ASB's ability to execute

- Enhanced Lending Capabilities
- Upgraded Product & Service Offerings
- Launched Mass Affluent Strategy
- Modernized Digital Banking Experience
- **Introduced "Champion of You" Brand Strategy**

Foundational Outcomes[1] from Phase 1

- Nearly $800 million in Asset-Based Lending & Equipment Finance loans
- Over $2.5 billion in prime/super prime Auto loans
- Expanded commercial & business RMs by 29% vs. 12/31/21
- Over $1 billion in net new Mass Affluent deposits since launch in December 2022
- 4.5-year high in digital satisfaction, led by mobile[2]
- Highest net promoter scores[3] since internal tracking began in 2017
- Highest quarterly net consumer checking household growth in over a decade
- 26% increase in YTD deposit balances per new consumer checking household vs. 2023

[1] All updates as of or for the period ended June 30, 2024 unless otherwise noted.
[2] Based on year-over-year customer satisfaction scores from internal transactional surveys. 2024 data through June 30, 2024.
[3] Net promoter score metric based on likelihood of customers to recommend Associated Bank to family and friends as indicated in our internal Consumer Relationship Survey.

4

Advancing our Growth Strategy in Phase 2

Phase 2 is designed to accelerate our momentum through an infusion of talent in key areas & targeted initiatives

Recent Key Leadership Hires

Date	Name / Title
Jul 2022	Bryan Carson EVP, Chief Product & Marketing Officer
Aug 2022	Derek Meyer EVP, Chief Financial Officer
Jan 2023	Terry Williams EVP, Chief Information Officer
Oct 2023	Jayne Hladio EVP, President of Private Wealth
Oct 2023	Neil Riegelman SVP, Com'l Banking Segment Leader (WI)
Dec 2023	Phillip Trier EVP, Com'l Banking Group Leader
Jan 2024	Steven Zandpour EVP, Dir. of Consumer & Business Banking
May 2024	Michael Lebens SVP, Com'l Banking Segment Leader (MN)

Phase 2 Progress[1]

- Progressing on our plan to hire 26+ additional commercial & business RMs (+28% vs. 9/30/23)
- Consumer & Small Business initiatives expected to drive cumulative incremental deposit growth of ~$2 billion by year-end 2025. On track:
  - 28 additional bankers trained for Mass Affluent since November 2023 (bringing total to 58)
  - Automated direct deposit switching (4Q23)
  - Early Pay (1Q24)
  - Social media campaign & acquisition-focused marketing tactics (1Q24)
  - NEW: Credit Monitor (launched Jul. 23rd)

Expected Outcomes by Year-End 2025[2]

$750M	$2.5B	3%
Cumulative Incremental Commercial Loan Growth[2]	Cumulative Incremental Deposit Balances (Total Bank)[2]	Annual Household Growth Rate

[1] All updates as of or for the period ended June 30, 2024 unless otherwise noted.
[2] Incremental balance growth expected above our standard run rate, which is impacted by market conditions.

5

Improving our Return Profile Over Time[1]

Our efforts to remix the balance sheet & drive toward improved profitability are on track

Assets

Growing diversified asset classes to decrease reliance on legacy low-yielding, low-relationship asset classes

Liabilities

Attracting and deepening customer relationships to decrease reliance on wholesale and network funding sources

Strategy



Relationship Commercial
Auto Finance
Low-Relationship Mortgage
Low-Relationship Commercial
Core Customer Deposits[2]
Wholesale Funding Sources

Progress Since 2021

Assets

- Expanded Commercial RM base across footprint
- $2.5B in prime/super prime Auto balances
- Exited TPO mortgage business in 1Q23
- Sold $969M in mortgage loans & pivoted to "originate to sell" model in 4Q23

Liabilities

- Shifted to balanced RM scorecard to deepen Commercial relationships
- Modernized digital banking experience
- Quarterly upgrades to products & services
- $1B in net new Mass Affluent deposits
- Repaid $849M of FHLB Advances in 4Q23

1H24 Results

(Quarterly avg. growth 2Q24 vs. 4Q23; $ in millions)



Auto
$386
C&I
$147
$(786)
Mortgage



Total Deposits
$438
Core Customer Deposits[2]
$2
$(604)
Total Short & Long-Term Funding[3]

[1] All updates as of or for the period ended June 30, 2024 unless otherwise noted.
[2] This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.
[3] Excludes brokered CDs and network transaction deposits, which are included in total deposits.

6

7 $2.7 $2.9 $3.2 $3.3 $3.4 $8.7 $8.8 $7.9 $7.9 $7.8 $7.3 $7.3 $7.4 $7.3 $7.3 $11.1 $11.2 $10.8 $11.0 $11.1 $29.8 $30.2 $29.2 $29.5 $29.6 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer ($ in millions) Commercial & Business Lending Commercial Real Estate Consumer Lending Average Loan Change (1Q 2024 to 2Q 2024)Period End Quarterly Loan Trends $(77) $(63) $(3) $8 $9 $150 $186 Home Equity & Other Consumer Commercial & Industrial CRE Construction CRE-Owner Occupied Auto Finance CRE Investor Residential Mortgage Quarterly Loan Trends Average loans grew by $211 million vs. the prior quarter, led by growth in C&I & Auto Exhibit 99.2

8 Period End Quarterly Deposits ($ in billions) Average Funding Change (1Q 2024 to 2Q 2024) ($ in millions) $1.6 $1.6 $1.6 $1.8 $1.5 $3.8 $3.4 $4.4 $3.9 $4.1 $2.3 $2.7 $2.9 $2.9 $3.1 $6.3 $6.1 $6.0 $6.2 $5.9 $4.8 $4.8 $4.8 $5.1 $5.2 $6.6 $7.0 $7.6 $7.5 $7.2 $6.6 $6.4 $6.1 $6.3 $5.8 $32.0 $32.1 $33.4 $33.7 $32.7 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Customer CDs Savings Money Market Network Transaction Deposits Noninterest-Bearing Demand Interest-Bearing Demand Brokered CDs 1 This is a non-GAAP financial measure. See appendix for a reconciliation of period end core customer deposits to total deposits. $(224) $(170) $(122) $71 $206 Noninterest-Bearing Demand Interest-Bearing Demand Customer CDs $(341) $(57) $56 FHLB Advances Brokered CDs Core Customer Deposits1 $(240) (-1%) Wholesale Funding Sources +$550 (+6%) Total Deposits $(638) (-2%) Money Market Savings Network Transaction Deposits $892 Other Wholesale Funding Quarterly Deposit & Funding Trends Our quarterly deposit trends were impacted by the timing of seasonal balance flows in 1Q & 2Q Exhibit 99.2

YTD Deposit Performance & Outlook

We remain well-positioned to deliver core customer deposit[1] growth in 2H 2024

- 1Q deposit growth was stronger than anticipated due to seasonal customer inflows retained on the balance sheet longer than expected
- 2Q outflows were largely as expected, driven by delayed disbursement of 1Q inflows and ongoing competition in the marketplace
- Taken together, quarterly average core customer deposits[1] were essentially flat from 4Q23 to 2Q24

Quarterly Average Deposit Trends



($ in millions)
+0%
$32,192
$27,105
$33,267
$27,346
$32,629
$27,106
4Q 2023
1Q 2024
2Q 2024
Total Deposits
Core Customer Deposits1

Well-Positioned for Core Customer Deposit Growth in 2H 2024[2]

Highest quarterly net consumer checking household growth in over a decade	26% increase in YTD deposit balances per new consumer checking household vs. 2023	Highest net promoter scores[3] since internal tracking began in 2017

[1] This is a non-GAAP financial measure. See appendix for a reconciliation of period end core customer deposits to total deposits.
[2] All updates as of or for the period ended June 30, 2024 unless otherwise noted.
[3] Net promoter score metric based on likelihood of customers to recommend Associated Bank to family and friends as indicated in our internal Consumer Relationship Survey.

9

10 Quarterly Average Yields (%) Average Yield Trends 7.04 7.29 7.42 7.56 7.45 6.77 7.04 7.11 7.22 7.24 4.78 5.07 5.42 5.52 5.58 3.31 3.39 3.50 3.48 3.51 3.05 3.16 3.43 3.55 3.69 2.64 2.98 3.18 3.32 3.30 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Earning asset yields were up 1 bp during 2Q, while the rate on total interest-bearing liabilities was up 5 bps Residential Mortgage Loans Commercial & Business Lending Loans Commercial Real Estate Loans Total Interest-Bearing Deposits Auto Finance Loans Asset & Liability Yield / Rate Trends (%) Rate on Total Interest- Bearing Liabilities Yield on Total Earning Assets 5.18 5.36 5.51 5.64 5.65 3.06 3.36 3.55 3.55 3.60 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Investments and Other Exhibit 99.2

11 Net Interest Income & Net Interest Margin Trends Net interest income decreased by only $1 million despite funding cost pressure in 2Q $258 $254 $253 $258 $257 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 2.69%2.71% 2.80% 2.79% 2.75% ($ in millions) Quarterly Net Interest Income Quarterly Net Interest Margin Exhibit 99.2

12 Cash & Investment Securities Portfolio We continue to target investments to total assets of 18% to 20% in 2024 19% 18% 19% 19% 19% 2% 2% 2% 2% 2% 20% 20% 21% 21% 21% 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Securities Period End Securities + Cash / Total Assets Cash $3.5 $3.5 $3.6 $3.7 $3.9 $3.9 $3.9 $3.9 $3.8 $3.8 $0.3 $0.3 $0.3 $0.2 $0.2 $7.7 $7.7 $7.7 $7.8 $7.9 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Held to MaturityAvailable for Sale ($ in billions) Period End Securities Book Composition Other Securities CET1 Including AOCI1 (%) CET1 Ratio Incl. AOCICET1 Ratio 9.48 9.55 9.39 9.43 9.68 8.60 8.53 8.87 8.79 9.01 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Exhibit 99.2

13 $49 $50 $47 $50 $52 $8 $7 $2 $3 $3 $5 $5 $9 $4 $5 $4 $5 $12 $8 $6 $66 $67 $70 $65 $65 2Q 2023 3Q 2023 4Q 2023 Adjusted 1Q 2024 2Q 2024 Noninterest Income Trends ($ in millions) Our 2Q 2024 noninterest income increased modestly vs. the prior quarter 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 2 Other noninterest income is primarily comprised of bank and corporate owned life insurance, asset gains (losses), net and investment securities gains (losses), net. Quarterly Noninterest Income Trends Fee-Based Revenue1 Capital Markets, net Mortgage Banking, net Other2 4Q 2023 GAAP noninterest income impacted by balance sheet repositioning with a $136M loss on a mortgage portfolio sale and a $65M net loss on a sale of investments (both pre-tax) 1 4Q 2023 GAAP $(131) Exhibit 99.2

14 $114 $117 $121 $119 $122 $24 $26 $28 $26 $27 $52 $53 $60 $44 $47 $31 $8 $191 $196 $239 $198 $196 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Efficiency Ratio (%)Noninterest Expense Trends Noninterest Expense Trends 1 Other expenses are primarily comprised of occupancy, business development & advertising, equipment, legal & professional, and FDIC assessment costs. 2 2Q 2024 noninterest expense includes a $2 million adjustment of FDIC special assessment expense based on an updated special assessment estimate received from the FDIC in the second quarter of 2024. 3 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. ($ in millions) Total noninterest expense decreased 1%, or $2 million, vs. prior quarter Adjusted Efficiency Ratio3 Federal Reserve Efficiency Ratio 58.5 60.1 61.0 61.5 57.0 58.5 64.1 57.2 60.9 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Personnel Expense Other1 Technology Expense FDIC Special Assessment 132.0 Noninterest Expense / Average Assets (%) 1.89 1.90 2.30 1.95 1.92 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 2 Exhibit 99.2

15 Capital Ratios (%) 7.08 9.43 10.02 12.08 7.18 9.68 10.27 12.34 TCE Ratio CET1 Tier 1 Capital Total Capital 1 Tangible common equity / tangible assets. This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Our capital ratios increased across the board in the second quarter Capital Profile 1 2024 Capital Target Ranges (%) $18.41 $18.46 $18.77 $18.78 $19.28 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Tangible Book Value / Share 7.18 2Q 2024 TCE Ratio 2024 Target Range 9.68 2Q 2024 CET1 Ratio 2024 Target Range 7.75 10.00 6.75 9.00 1 1Q 2024 2Q 2024 Exhibit 99.2

16 ACLL / Total Loans (%)ACLL1 Update ▪ ACLL increased $2 million from the prior quarter to $390 million, driven primarily by nominal credit movement coupled with general macroeconomic trends ▪ CECL forward-looking assumptions based on Moody’s May 2024 Baseline forecast 1 Includes funded and unfunded reserve for loans, excludes reserve for HTM securities. ($ in thousands) Our ACLL percentage increased by 1 basis point vs. the prior quarter to 1.32% Allowance for Credit Losses on Loans (ACLL) Update 1.26 1.26 1.32 1.31 1.32 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Loan Category ACLL ACLL / Loans ACLL ACLL / Loans ACLL ACLL / Loans C&BL 146,335$ 1.32% 157,933$ 1.44% 150,274$ 1.36% CRE - Investor 67,434 1.27% 72,512 1.44% 72,156 1.44% CRE - Construction 69,970 3.48% 64,225 2.81% 71,680 3.18% Residential Mortgage 41,189 0.47% 35,915 0.46% 34,542 0.44% Other Consumer 52,098 1.95% 57,198 1.71% 60,968 1.77% Total 377,027$ 1.26% 387,782$ 1.31% 389,620$ 1.32% 6/30/2023 3/31/2024 6/30/2024 Exhibit 99.2

17 Net Charge Offs and Provision Total Delinquent Loans Credit Quality Trends $2 $2 $22 $2 $2$40 $47 $62 $48 $35 $42 $50 $84 $51 $37 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 2Q 2024 credit quality remained solid with delinquencies, criticized loans, & NCOs down vs. prior quarter ($ in millions) Accruing Loans 30-89 Days PD $11 $18 $16 $22 $21 $22 $22 $21 $24 $23 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Total Net Charge Offs Provision for Credit Losses on Loans Accruing Loans 90+ Days PD Total Criticized Loans $131 $169 $149 $178 $154 $345 $387 $454 $484 $528 $248 $286 $217 $155 $118 $724 $842 $820 $818 $801 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 ($ in millions) ($ in millions) Nonaccrual Loans $73 $79 $86 $85 $83 $22 $11 $0 $19 $48 $36 $79 $63 $74 $23 $131 $169 $149 $178 $154 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 ($ in millions) CREConsumer Commercial & Business Lending Substandard AccruingSpecial Mention Nonaccrual Loans Exhibit 99.2

High-Quality Commercial Real Estate Portfolio[1]

ASB has built a diversified CRE portfolio by partnering with well-known developers in stable Midwest markets


Consumer
38%
Total
Loans by
Segment
Com'l &
Business
Lending
37%
CRE
25%


Minnesota
9%
Illinois
16%
Other
Midwest[2]
21%
CRE by
Geography
Wisconsin
20%
Texas
8%
Other
26%


Multi-Family
39%
Retail
9%
CRE by
Property
Type
Office
14%
Other
15%
Industrial
23%

CRE Credit Quality

	2Q 23	3Q 23	4Q 23	1Q 24	2Q 24
Portfolio LTV	60%	59%	58%	59%	59%
Delinquencies/Loans[3]	0.00%	0.14%	0.52%	0.28%	0.01%
NALs/Loans	0.30%	0.15%	0.00%	0.26%	0.67%
ACLL/Loans	1.88%	1.90%	1.88%	1.87%	1.98%
NCOs/Avg. Loans[4]	(0.12%)	(0.02%)	(0.01%)	0.00%	0.25%

CRE Loan Portfolio Granularity

	% of Total Loans
Largest Single CRE Borrower	0.16%
Top 10 Largest CRE Borrowers	1.33%
Largest CRE Property Type (Multi-Fam)	9.65%
CRE Office Loans	3.39%

CRE Office Highlights

WAvg. Debt Service Coverage Ratio[5]	1.18x
2024 Remaining Maturities	$233 million
Central Business District vs. Suburban	~79% Suburban
Property Class Mix	~58% Class A[6]

[1] All updates as of or for the period ended June 30, 2024 unless otherwise noted.
[2] Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa.
[3] Accruing loans 30-89 days past due + accruing loans 90+ days past due.
[4] Calculated on an annualized basis. Negative values indicate a net recovery.
[5] Calculated based on the 10-year Treasury rate plus 300 basis points/25-year amortization.
[6] Class A determined by third-party vendor partner mapping of portfolio.

18

FY 2024 Outlook

	GAAP FY 2023 Result	Adjusted FY 2023 Result[1]	Previous FY 2024 Guidance[2]	Updated FY 2024 Guidance[2]
EoP Total Loans	$29.2B (+1.4% vs. 2022)	$29.2B (+1.4% vs. 2022)	4% to 6% Growth	Lower end of range
EoP Total Deposits	$33.4B (+12.9% vs. 2022)	Core Customer Deposits[3] $27.4B (-2.4% vs. 2022)	3% to 5% Growth (Core Customer Deposits)	Lower end of range
Net Interest Income	$1.040B (+8.6% vs. 2022)	$1.040B (+8.6% vs. 2022)	2% to 4% Growth	1% to 3% Growth
Noninterest Income	$63M (-77.6% vs. 2022)	$264M (-6.4% vs. 2022)	0% to 2% Decrease	1% Decrease to 1% Growth
Noninterest Expense	$814M (+8.9% vs. 2022)	$783M (+4.8% vs. 2022)	2% to 3% Growth[4]	No change
Effective Tax Rate	11.2%	N/A	19% to 21%[5]	No change

[1] Adjusted 2023 figures have been provided for noninterest income and noninterest expense to exclude the impact of one time items incurred as a result of a balance sheet repositioning that the Corporation announced in the fourth quarter of 2023 and the FDIC special assessment booked during the fourth quarter of 2023. These figures are non-GAAP financial measures. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

[2] Projections are on an end of period basis as of and for the year ended 12/31/2024 as compared to adjusted 2023 results as of 12/31/2023 unless otherwise noted.

[3] This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

[4] 2024 noninterest expense guidance excludes the impact of the $31 million FDIC special assessment booked during the fourth quarter of 2023, the $8 million FDIC special assessment recognized during the first quarter of 2024, and the $2 million adjustment of FDIC special assessment expense booked during the second quarter of 2024.

[5] Excludes the impact of the $33 million deferred tax benefit booked in the second quarter of 2024.

19

Appendix Exhibit 99.2

21 Commercial & Business Lending 37% Commercial Real Estate 25% Consumer 38% Corporate & Commercial Specialty 26% Community, Consumer & Business 56% Risk Mgmt & Shared Services 17% With origins dating back to 1861, ASB is the largest bank holding company based in Wisconsin2 Associated Banc-Corp (NYSE: ASB)1 $42B Assets $30B Loans $4B Equity $33B Deposits Average Loans Average Deposits 1 All figures as of or for the quarter ended June 30, 2024 unless otherwise noted. 2 Based on assets as of March 31, 2024. 3 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 9.68% CET1 Ratio 188 Branches ~4,000 Employees 7.18% TCE Ratio3 Exhibit 99.2

22 Stable, Granular Deposit Portfolio Uninsured, uncollateralized deposits were only 22% of total deposits as of 6/30/2024 1 Liquidity coverage based on current levels of readily available (within one business day) funding. See slide 23 for additional details. 22% 23% 23% 23% 22% 78% 77% 77% 77% 78% $32.1 $32.1 $33.5 $33.7 $32.8 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Period End Total Deposit Trends (Associated Bank, N.A.) ($ in billions) Total of Insured and Collateralized Deposits Total of Uninsured and Uncollateralized Deposits 22% Percentage of total deposits that were uninsured and uncollateralized as of 6/30/2024 112% Readily available liquidity coverage1 for uninsured and uncollateralized deposits as of 6/30/2024 158% Total liquidity coverage for uninsured and uncollateralized deposits as of 6/30/2024 Exhibit 99.2

23 Liquidity Sources As of 6/30/2024, ASB’s total liquidity sources covered 158% of uninsured, uncollateralized deposits Liquidity Sources 3/31/2024 6/30/2024 Federal Reserve Balance $419.6 $482.4 Available FHLB Chicago Capacity $7,035.8 $5,184.3 Available Fed Discount Window Capacity $1,439.0 $2,336.1 Available Bank Term Funding Program Capacity $0 $0 Funding Available Within One Business Day1 $8,894.3 $8,002.8 Available Fed Funds Lines $1,670.0 $1,676.0 Available Brokered Deposit Capacity2 $446.5 $679.1 Unsecured Debt Capacity3 $1,000.0 $1,000.0 Total Liquidity $12,010.8 $11,357.9 ($ in millions) 112% of uninsured, uncollateralized deposits 158% of uninsured, uncollateralized deposits 1 Estimated based on normal course of operations with the indicated institution. 2 Availability based on internal policy limitations. The Corporation includes outstanding deposits that have received a primary purpose exemption in the brokered deposit classification as they have similar funding characteristics and risk as brokered deposits. 3 Availability based on internal policy limitations. Exhibit 99.2

24 Commercial & Business Lending Commercial Real Estate Consumer Lending $2.5 $2.8 $3.0 $3.3 $3.4 $8.7 $8.8 $8.7 $7.9 $7.9 $7.3 $7.3 $7.4 $7.4 $7.2 $10.9 $11.0 $10.8 $10.8 $11.0 $29.4 $29.9 $30.0 $29.4 $29.6 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer Average Quarterly Loans ($ in millions) $(34) $(31) $(28) $6 $14 $85 $112 Residential Mortgage Auto Finance Commercial & Industrial Period End Loan Change (3/31/2024 to 6/30/2024) CRE Investor Home Eq. & Other Consumer CRE-Owner Occupied CRE Construction Additional Loan Trends Exhibit 99.2

25 Average Quarterly Deposits ($ in billions) Period End Funding Change (3/31/2024 to 6/30/2024) ($ in millions) $1.5 $1.6 $1.6 $1.7 $1.6 $3.0 $3.4 $3.5 $4.3 $3.9 $2.0 $2.5 $2.8 $2.9 $3.0 $6.7 $6.3 $6.1 $6.1 $6.0 $4.7 $4.8 $4.9 $4.9 $5.1 $6.7 $7.0 $7.2 $7.5 $7.3 $6.7 $6.3 $6.2 $5.9 $5.7 $31.3 $32.0 $32.2 $33.3 $32.6 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 Customer CDs Savings Money Market Network Transaction Deposits Noninterest-Bearing Demand Interest-Bearing Demand Brokered CDs 1 This is a non-GAAP financial measure. See appendix for a reconciliation of period end core customer deposits to total deposits. $(439) $(314) $(286) $32 $144 Money Market Noninterest-Bearing Demand Savings $(290) $94 $130 Brokered CDs FHLB Advances Network Transaction Deposits Core Customer Deposits1 $(863) (-3%) Wholesale Funding Sources +$1,274 (+15%) Total Deposits $(1,022) (-3%) Interest-Bearing Demand Customer CDs Other Wholesale Funding $1,340 Additional Deposit & Funding Trends Exhibit 99.2

26 Total Loans Outstanding Balances as of June 30, 2024 ($ in millions) 1 All values as of period end. 2 North American Industry Classification System. 6/30/2024 1 % of Total Loans 6/30/2024 1 % of Total Loans C&BL (by NAICS 2 ) CRE (by property type) Utilities 2,472$ 8.3% Multi-Family 2,859$ 9.7% Manufacturing & Wholesale Trade 2,315 7.8% Industrial 1,682 5.7% Real Estate (includes REITs) 1,753 5.9% Office 1,004 3.4% Mortgage Warehouse 770 2.6% Retail 656 2.2% Finance & Insurance 621 2.1% Single Family Construction 209 0.7% Retail Trade 478 1.6% Hotel/Motel 207 0.7% Rental and Leasing Services 428 1.4% Warehouse 199 0.7% Health Care and Social Assistance 384 1.3% Medical 164 0.6% Transportation and Warehousing 372 1.3% Land 111 0.4% Construction 371 1.3% Self Storage 29 0.1% Professional, Scientific, and Tech. Serv. 292 1.0% Other 137 0.5% Waste Management 232 0.8% Total CRE 7,257$ 24.5% Accommodation and Food Services 105 0.4% Information 96 0.3% Consumer Management of Companies & Enterprises 63 0.2% Residential Mortgage 7,840$ 26.5% Arts, Entertainment, and Recreation 62 0.2% Auto Finance 2,556 8.6% Educational Services 31 0.1% Home Equity 634 2.1% Public Administration 16 0.1% Credit Cards 137 0.5% Mining 7 0.0% Student Loans 52 0.2% Agriculture, Forestry, Fishing and Hunting 0 0.0% Other Consumer 69 0.2% Other 204 0.7% Total Consumer 11,289$ 38.1% Total C&BL 11,073$ 37.4% Total Loans 29,618$ 100.0% Exhibit 99.2

27 Multi-Family 39% Retail 9% Office 14% Industrial 23% 1-4 Family Construction 3% Warehouse 3% Hotel / Motel 3% Other 6% Wisconsin 28% Illinois 21% Minnesota 9% Other Midwest 12% Texas 5% Other 24% Manufacturing & Wholesale Trade 21% Real Estate 16% Power & Utilities 22% Mortgage Warehouse 7% Finance & Insurance 6% 1 Excludes Other Consumer portfolio. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. Wind 30% Natural Gas 34% Solar 16% Transmission, Control & Distribution 5%Geothermal 2%Hydroelectric 2% Other 11% Wisconsin 24% Illinois 15% Minnesota 7% Texas 6% Other Midwest 9% Other 39% Wisconsin 20% Illinois 16% Minnesota 9% Other Midwest2 21% Texas 8% Other 26% 2 2 Loan Stratification Outstanding Balances as of June 30, 2024 C&BL by Geography $11.1 billion Power & Utilities Lending $2.5 billion C&BL by Industry $11.1 billion Total Loans1 CRE by Geography $7.3 billion CRE by Property Type $7.3 billion Exhibit 99.2

28 4% 0% 2Q 2016 2Q 2024 8% 1% 2Q 2008 2Q 2024 Strengthened Balance Sheet1 We have exited or greatly reduced certain historically volatile portfolios while growing historically stable assets $9.5 $10.7 $2.1 $7.8$4.5 $11.1 $16.1 $29.6 2Q 2008 2Q 2024 Land & For-Sale Housing Loans / Total Loans Oil & Gas Loans / Total Loans Total Loan Portfolio Evolution ($ in billions) Commercial & Business Lending Residential Mortgage All Other Loans 1 All figures shown on an end of period basis unless otherwise noted. 41% 64% 2Q 2014 – 2Q 2024 C&BL (ex. Oil & Gas) 0.15% Blended 0.09%Residential Mortgage 0.02% ~23% of total NCOs during a peak loss period from 1Q 2009 through 1Q 2011 ~68% of total NCOs from 2Q 2016 through 2Q 2022 2Q 2008 – 2Q 2024 C&BL (ex. Oil & Gas) 0.46% Blended 0.29%Residential Mortgage 0.10% WAvg. NCO Rates Exhibit 99.2

29 Com'l & Business Lending 37% Other 36% Residential Mortgage 26% 1 All data as of and for the period ended June 30, 2024 unless otherwise noted. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. 3 Property class mix determined by third-party vendor partner mapping of portfolio. 4 From inception on September 30, 2021 through the period ended June 30, 2024. WI 28% IL 21% MN 9% Other Midwest 12% Other 29% Loans by State 2 A company-wide focus on discipline & diversification has enhanced our credit profile Prime/Super Prime Consumer PortfolioStable Total Loan Portfolio Diversified Commercial Real Estate Portfolio Diversified Credit Risk Profile1 98% of auto loans booked have had prime/super prime FICO scores4 Total Loans by Class Loans by Category Office loans are just 3.4% of total loans & are weighted toward suburban/Class A properties3 791 783 761 792 786 769 Home Equity Mortgage Auto Finance 2Q 2023 2Q 2024 +3 WAvg. Portfolio FICO Scores 98% +8 9.7% Multi-family loans are just 9.7% of total loans, primarily located in stable Midwest markets (no rent-controlled NYC exposure) +1 Exhibit 99.2

Reconciliation & Definitions of Non-GAAP Items

Period End Core Customer Deposits Reconciliation ($ in millions)	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024
Total deposits	$32,014	$32,123	$33,446	$33,713	$32,691
Brokered CDs	(3,818)	(3,351)	(4,447)	(3,931)	(4,062)
Network transaction deposits	(1,601)	(1,649)	(1,566)	(1,793)	(1,503)
Core customer deposits	$26,595	$27,123	$27,432	$27,989	$27,127

Quarterly Average Core Customer Deposits Reconciliation ($ in millions)	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024
Total deposits	$31,281	$32,002	$32,192	$33,267	$32,629
Brokered CDs	(3,002)	(3,429)	(3,471)	(4,269)	(3,928)
Network transaction deposits	(1,468)	(1,640)	(1,617)	(1,652)	(1,595)
Core customer deposits	$26,811	$26,933	$27,105	$27,346	$27,106

One Time Item Reconciliation ($ in millions, except per share data)	YTD Jun 2024	YTD Jun 2024 per share data (diluted)	2Q 2024	2Q 2024 per share data (diluted)
GAAP net income	$197	$1.26	$116	$0.74
Tax benefit[1]	(33)	(0.22)	(33)	(0.22)
Net income, excluding one time item	164	$1.04	83	$0.52
Less preferred stock dividends	(6)		(3)	
Net income available to common equity, excluding one time item	$158		$80	

Tangible Common Equity and Tangible Assets Reconciliation[2] ($ in millions)	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024
Common equity	$3,929	$3,934	$3,980	$3,975	$4,048
Goodwill and other intangible assets, net	(1,150)	(1,148)	(1,145)	(1,143)	(1,141)
Tangible common equity	$2,779	$2,786	$2,834	$2,831	$2,907
Total assets	$41,219	$41,637	$41,016	$41,137	$41,624
Goodwill and other intangible assets, net	(1,150)	(1,148)	(1,145)	(1,143)	(1,141)
Tangible assets	$40,070	$40,490	$39,870	$39,994	$40,483

[1] The tax benefit classified as a one time item is the result of a strategic reallocation of the Corporation's investment securities portfolio which occurred in the second quarter of 2024.

[2] The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

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Reconciliation & Definitions of Non-GAAP Items

Common Equity Tier 1 Capital Ratio Reconciliation	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024
Common equity Tier 1 capital ratio	9.48%	9.55%	9.39%	9.43%	9.68%
Accumulated other comprehensive loss adjustment	(0.88)%	(1.01)%	(0.52)%	(0.64)%	(0.67)%
Common equity Tier 1 capital ratio including accumulated other comprehensive loss	8.60%	8.53%	8.87%	8.79%	9.01%

Selected Trend Information[1] ($ in millions)	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024
Wealth management fees	$20	$21	$21	$22	$23
Service charges and deposit account fees	12	13	11	12	12
Card-based fees	11	12	12	11	12
Other fee-based revenue	4	5	4	4	5
Fee-based revenue	49	50	47	50	52
Other[2]	17	17	(178)	15	13
Total noninterest income	$66	$67	$(131)	$65	$65

Efficiency Ratio Reconciliation[3]	2Q 2023	3Q 2023	4Q 2023	1Q 2024	2Q 2024
Federal Reserve efficiency ratio	58.49%	60.06%	132.01%	61.03%	61.51%
Fully tax-equivalent adjustment	(0.85)%	(0.89)%	(3.29)%	(0.71)%	(0.71)%
Other intangible amortization	(0.68)%	(0.69)%	(1.21)%	(0.69)%	(0.68)%
Fully tax-equivalent efficiency ratio	56.96%	58.50%	127.54%	59.63%	60.12%
FDIC special assessment	-	-	(9.50)%	(2.38)%	0.73%
Announced initiatives	-	-	(53.92)%	-	-
Adjusted efficiency ratio	56.96%	58.50%	64.12%	57.25%	60.85%

[1] These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation's results of operations.

[2] Other noninterest income is primarily comprised of capital markets, net, mortgage banking, net, bank and corporate owned life insurance, asset gains (losses), net and investment securities gains (losses), net. 4Q 2023 other noninterest income includes the loss on mortgage portfolio sale and net loss on sale of investments that are classified as one time items and are the result of a balance sheet repositioning that the Corporation announced in the fourth quarter of 2023.

[3] The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, FDIC special assessment costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net and announced initiatives. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for one time costs like the FDIC special assessment and announced initiatives.

31

32 Reconciliation & Definitions of Non-GAAP Items 1 The mortgage portfolio sale and investments sold that are classified as one time items are the result of a balance sheet repositioning that the Corporation announced in the fourth quarter of 2023. One Time Item Noninterest Expense Reconciliation ($ in millions) YTD Dec 2023 4Q 2023 1Q 2024 2Q 2024 GAAP noninterest expense $814 $239 $198 $196 FDIC special assessment (31) (31) (8) 2 Noninterest expense, excluding one time items $783 $209 $190 $198 One Time Item Noninterest Income Reconciliation ($ in millions) YTD Dec 2023 4Q 2023 GAAP noninterest income $63 $(131) Loss on mortgage portfolio sale1 136 136 Net loss on sale of investments1 65 65 Noninterest income, excluding one time items $264 $70 Exhibit 99.2